Exhibit 10.22

DNP GREEN TECHNOLOGY, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into on September 30, 2009 (the “Execution Date”) between DNP Green Technology, Inc., a Delaware corporation (the “Company”) and MCVP Technology Fund I, LLC (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser wishes to purchase from the Company and the Company wishes to sell to the Purchaser, upon the terms and subject to the conditions of this Agreement, 9,950 shares of the Common Stock, par value $0.01 per share, of the Company (“Common Stock”), at a price of US$201 per share.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Purchase and Sell Shares of Common Stock. Upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser at the Closing (as defined below), and the Purchaser shall purchase from the Company at the Closing, 9,950 shares of Common Stock at a price of US$201 per share, for a total purchase price of US$1,999,950. The shares of Common Stock issued to the Purchaser are referred to in this Agreement as the “Securities.” On the Execution Date, the Purchaser and the Company will execute counterparts of this Agreement, the Escrow Agreement (as defined below) and the Shareholders Agreement (as defined below). Such executed counterparts to this Agreement and the Stockholders Agreement will be held in escrow until the Closing according to the terms of the Escrow Agreement.

2. Closing; Deliveries; Payment. The closing of the purchase and sale of the Securities under this Agreement (the “Closing”) shall take place promptly after satisfaction (or waiver as provided herein) of the conditions set forth in Section 7 (other than those conditions that by their nature will be satisfied at the Closing), unless another time or date is agreed to in writing by the parties (the “Closing Date”) at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA, 19103, or at such other time and place as the Company and the Purchaser mutually agree. This Agreement, the escrow agreement attached hereto as Exhibit A (the “Escrow Agreement”), the shareholders agreement attached hereto as Exhibit B (the “Shareholders Agreement”) and all other agreements, certificates, documents and instruments furnished in connection herewith or therewith at the Closing (collectively, the “Closing Documents”) shall be deemed to be delivered simultaneously on the Closing Date and may be delivered by means of an exchange of executed documents by facsimile or as an attachment in “pdf” or similar format to an electronic mail message with original manually executed documents to follow by mail or courier service.

2.1 At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchaser the following:

(a) a duly executed counterpart to the Escrow Agreement;

(b) a duly executed counterpart to the Shareholders Agreement;

(c) one or more duly executed stock certificates representing the Securities registered in the name of the Purchaser;

(d) a certificate of good standing as to the Company issued by the Secretary of State of the State of Delaware as of a recent date;

(e) a certificate of the secretary of the Company in a form satisfactory to the Purchaser certifying as to (i) the incumbency of the officers executing the Closing Documents on behalf of the Company, (ii) the resolutions of the Board of Directors of the Company duly authorizing the transactions contemplated by this Agreement and the other Closing Documents, (iii) the bylaws of the Company as in effect at the time of the Closing, and (iv) the certificate of incorporation of the Company as in effect at the time of the Closing;

(f) a certificate of the Chief Executive Officer of the Company pursuant to Section 7.4 hereof;

(g) copies of all consents, waivers and other approvals required in connection with execution, delivery and performance of this Agreement and the other Closing Documents and the other transactions contemplated hereunder and thereunder including, without limitation, evidence of the release of the security interests previously made by the Company in favor of FCPR Sofinnova Capital VI, a French fonds commun de placement á risques, stemming from the issuance of a Four Million Dollars (US$4,000,000) Note as of June 22, 2009 (the “Releases”).

2.2 At the Closing, subject to the terms and conditions hereof, the Purchaser shall deliver to the Company the following:

(a) a wire transfer in the amount of US$1,999,950 for the purchase price of the Securities (the “Purchase Price”) to the trust account of the Company’s legal counsel, and the Purchase Price will be held in escrow by the Company’s legal counsel in accordance with the terms of the Escrow Agreement until the completion of the Closing;

(b) a duly executed counterpart to the Escrow Agreement;

(c) a duly executed counterpart to the Shareholders Agreement.

3. Use of Proceeds. The Company will use the proceeds of the sale of the Securities according to the “use of proceeds” list attached hereto as Schedule 3.

4. Representations and Warranties. The Company hereby represents and warrants to the Purchaser that the statements contained in this Section 4 are true and correct, except as set forth in the Schedules attached to this Agreement. The Schedules shall be arranged in numbered paragraphs and each exception shall be deemed to qualify only the specific numbered section of this Agreement which is referenced in the applicable exception.

4.1 Subsidiaries. Except as set forth in Schedule 4.1, the Company (a) does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity and (b) is not a participant in any joint venture, partnership or similar arrangement. As used in this Agreement, the term “Subsidiaries” shall mean the corporations, limited partnerships and other business entities (including those listed as joint ventures, partnerships or similar arrangements pursuant to (b)) listed in Schedule 4.1.

4.2 Organization, Good Standing and Qualification.

(a) The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws (as defined in Section 4.15(a)) of their jurisdiction of formation. The Company and each of its Subsidiaries has all requisite corporate power and authority to own and operate their properties and assets and to carry on their business as currently conducted and as proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver the Closing Documents to which it is a party, to issue and sell the Securities and to carry out the provisions of this Agreement and the other Closing Documents. The Company and each of its Subsidiaries is duly qualified and in good standing in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary.

(b) Neither the Company nor any of its Subsidiaries is in violation or default of any term of their respective certificate of incorporation, bylaws or other organizational documents (“Organizational Documents”). The execution, delivery, and performance of this Agreement and the other Closing Documents by the Company, and the sale, issuance and delivery of the Securities pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under the Company’s Organizational Documents.

4.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 266,000 shares of Common Stock, 11,660 shares of which are issued and outstanding, and (ii) 34,000 shares of Preferred Stock, par value $0.01 per share, of which 34,000 shares are designated Series A Preferred Stock, of which 33,655 are issued and outstanding (but will be converted into shares of Common Stock on a one-for-one basis, at the Closing). Schedule 4.3(a) sets forth a capitalization table of the Company on a post-closing, as-converted, fully-diluted basis. Such capitalization table is complete, accurate and correct and identifies by name and number of securities owned, each stockholder and other holder of the Company’s outstanding securities.

(b) Under the Company’s Stock Incentive Plan (the “Plan”), 12,800 shares of Common Stock are available for issuance as of the date hereof, of which 12,800 shares of Common Stock are subject to options granted and outstanding. All options granted pursuant to the Plan will vest upon an initial public offering of the Company’s shares or a sale/merger transaction involving the Company. Subject to the foregoing, no employee, officer, director or consultant has options or any other securities that provide for accelerated vesting upon termination of employment or service, merger or change of ownership of the Company or any other event.

(c) Other than the shares reserved for issuance under the Plan, 43,499 shares reserved for issuance upon the exercise of warrants identified in the capitalization table of the Company set forth in Schedule 4.3(a), and the warrants described in Section 8.7 of this Agreement to be issued following the Closing, there are no outstanding options, warrants, rights (including conversion or preemptive rights, rights of first refusal and phantom stock rights), proxy, voting, transfer restriction or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d) The Company is not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting or transfer of equity securities of the Company.

(e) All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in accordance with all applicable securities Laws, including, without limitation, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities Laws or pursuant to an exemption from such registration requirements.

(f) The Securities have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Securities will be (i) validly issued, fully paid and nonassessable, (ii) issued in compliance with applicable federal and state securities Laws, and (iii) will be free of any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge or restrictions on transfer (collectively, “Liens”); provided, however, that the Securities may be subject to restrictions on transfer under applicable state and/or federal securities Laws.

(g) Schedule 4.3(g) sets forth a capitalization table of each of the Subsidiaries on an as-converted, fully-diluted basis. Such capitalization tables identify by name and number of securities owned, each holder of outstanding securities of the Subsidiaries. There are no outstanding options, warrants, rights (including conversion or preemptive rights, rights of first refusal and phantom stock rights), proxy, voting, transfer restriction or stockholder agreements, or agreements of any kind for the purchase or acquisition from any of the Subsidiaries of any of their securities, except as provided for in the Master Agreement entered into between DNP and Agro-Industrie Recherches et Développements as of December 21, 2007, as amended thereafter (Diversified Natural Products, Inc. assigned all its rights, title and interest in and to this Agreement to the Company) (the “BioAmber Master Agreement”). None of the Subsidiaries is under any obligation, nor has any of the Subsidiaries granted any rights, to register any of their presently outstanding securities or any of their securities that may hereafter be issued. All issued and outstanding shares of capital stock and other equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and were issued in accordance with all applicable Laws.

4.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Closing Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Securities has been taken. This Agreement and the other Closing Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.5 Financial Statements.

(a) The Company has delivered to the Purchaser its unaudited financial statements (balance sheet and statement of operations) at June 30, 2009 and for the period from inception to June 30, 2009, which are attached hereto as Schedule 4.5 (a) (the “Financial Statements”). The Financial Statements include the operations, assets and liabilities of DNP GT Canada Inc., one of the Company’s Subsidiaries (“DNP Canada”). The Financial Statements are complete and correct in all material respects. The Financial Statements fairly present the financial condition and operating results of the Company and DNP Canada as of the dates, and for the periods, indicated therein.

(b) The Company has delivered to the Purchaser unaudited financial statements (balance sheet and statement of operations) at June 30, 2009 of each of its Subsidiaries (other than wholly-owned Subsidiaries whose operations, assets and liabilities are included in the Financial Statements), which are attached hereto as Schedule 4.5 (b) (the “Subsidiary Financial Statements”). The Subsidiary Financial Statements fairly present the financial condition and operating results of such Subsidiary as of the dates, and for the periods, indicated therein.

4.6 Liabilities.

(a) Except as disclosed on, or reflected or reserved against in, the Financial Statements, neither the Company nor DNP Canada have or is subject to any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except current liabilities incurred in their ordinary course of business since June 30, 2009 which are not in the aggregate material to the Company.

(b) Except as disclosed on, or reflected or reserved against in, the Subsidiary Financial Statements and in the BioAmber Master Agreement, no such Subsidiary has or is subject to any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except current liabilities incurred in the ordinary course of business of the Subsidiary since June 30, 2009 which are not in the aggregate material to the Subsidiary.

4.7 Agreements.

(a) Except as set forth in Schedule 4.7(a), there are no agreements, understandings, arrangements or other commitments, written or oral, to which the Company or any of its Subsidiaries is a party or by which they are bound, (i) that are terminable without the consent of the Company, or (ii) that involve or may involve:

(i) obligations (contingent or otherwise) of the Company or any of its Subsidiaries, or payments to the Company or any of its Subsidiaries, in each case in excess of $10,000,

(ii) the license of any Intellectual Property (as defined below) by the Company or any of its Subsidiaries to any third party or by a third party to the Company or any of its Subsidiaries,

(iii) provisions restricting or affecting the development, manufacture or distribution of the products or services of the Company or any of its Subsidiaries,

(iv) indemnification by the Company or any of its Subsidiaries with respect to infringement of proprietary rights, or

(v) any other agreement, understanding or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound that is material to the Company or any of its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries is or has ever been a party to, as a contractor or subcontractor, or is making or has ever made, any bid or proposal with respect to, any government contract.

(c) Each agreement, understanding, arrangement or other commitment which is required to be set forth in Schedule 4.7(a), (each, a “Material Contract”), is in full force and effect and is valid, binding and enforceable in accordance with its terms. The Company has furnished to the Purchaser complete and correct copies of all such Material Contracts.

(d) Neither the Company nor its Subsidiaries, as applicable, nor any other party is in violation or default under any Material Contract and no event has occurred which with notice, lapse of time or both would constitute a violation default thereunder. The execution, delivery, and performance of this Agreement and the other Closing Documents by the Company, and the sale, issuance and delivery of the Securities pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any Material Contract.

4.8 Obligations to Related Parties. Neither the Company nor any of its Subsidiaries has any obligations to the executive officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries and (c) other standard employee benefits made generally available to all employees (including the issuance of stock options pursuant to the Plan and outstanding warrants). None of the executive officers, directors or stockholders of the Company or any of its Subsidiaries, or any members of their immediate families, are indebted to the Company or any of its Subsidiaries or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent of such company) which may compete with the Company or any of its Subsidiaries. No executive officer or director of the Company or any of its Subsidiaries or member of their immediate families or, to the Company’s knowledge, any stockholder, is, directly or indirectly, interested in any Material Contract. Neither Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. For purposes of this Agreement, the phrases “knowledge of the Company” or “the Company’s knowledge” or words of similar import, mean the knowledge of any director, officer, or key employee of the Company or any of its Subsidiaries, including facts of which directors, officers, and/or key employees, in the reasonably prudent exercise of their duties, should be aware.

4.9 Changes. Since June 30, 2009 there has not been:

(a) Any event that has had or could reasonably be expected to adversely affect the financial condition, business, results of operations or prospects of the Company or any of its Subsidiaries in any material manner;

(b) Any resignation or termination of any executive officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c) Any damage, destruction or loss, whether or not covered by insurance, with respect to the properties and assets of the Company or any of its Subsidiaries;

(d) Any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to them;

(e) Any loans made by the Company or any of its Subsidiaries to any stockholder, employee, executive officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(f) Any material change in any compensation arrangement or agreement with any employee, executive officer, director or stockholder of the Company or any of its Subsidiaries;

(g) Any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(h) Any labor organization activity related to the Company or any of its Subsidiaries;

(i) Any debt incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j) Any sale, mortgage, pledge, transfer, lease or other assignment of any Intellectual Property (as defined below) owned by the Company or any of its Subsidiaries;

(k) Any material change in any Material Contract;

(l) Any sale, mortgage, pledge, transfer, lease or other assignment of any of the tangible assets of the Company or any of its Subsidiaries outside of the ordinary course of business;

(m) Any capital expenditure by the Company or any of its Subsidiaries in excess of $10,000; or

(n) Any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.10 Real and Personal Property.

(a) Real Property. Neither the Company nor any of its Subsidiaries owns any real property. All of the real property leased by the Company or any of Subsidiaries (the “Leased Real Property”) is identified on Schedule 4.10(a) attached hereto. The schedule of Leased Real Property set forth in Schedule 4.10(a) is a complete, accurate, and correct list of the Leased Real Property of the Company and its Subsidiaries. Each of the leases for the Leased Real Property set forth on Schedule 4.10(a) is in full force and effect and has not been modified, amended, or altered, in writing or otherwise. Neither the Company nor any of its Subsidiaries nor any other party thereto is in default under any of said leases, nor has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to a default. The Company has furnished to the Purchaser complete and correct copies of all leases and other agreements relating to the Leased Real Property.

(b) Personal Property. The Company and its Subsidiaries are the sole, legal and equitable owners of all their respective personal property and assets and have good and marketable title thereto. All such personal property and assets are in good working condition. None of such personal property or assets is subject to any Lien, except for the security granted to FCPR Sofinnova Capital VI pursuant to the loan financing completed as of June 22, 2009, which security will be released at the Closing. The Financial Statements reflect all personal property and assets of the Company and DNP Canada (other than assets disposed of in the ordinary course of business since June 30, 2009), and such properties and assets are sufficient for the Company and DNP Canada to conduct their businesses as currently conducted and as proposed to be conducted. The Subsidiary Financial Statements reflect all personal property and assets of such Subsidiaries (other than assets disposed of in the ordinary course of business since June 30, 2009), and such properties and assets are sufficient for the Subsidiary to conduct its business as currently conducted and as proposed to be conducted.

4.11 Intellectual Property. Unless otherwise set forth in Schedule 4.11:

(a) The Company and its Subsidiaries own, or is licensed or otherwise possess enforceable rights to use, all Intellectual Property (as defined below) used in or necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted. There are no claims or demands pending by any other person pertaining to any of such Intellectual Property nor, to the knowledge of the Company, is there a claim or demand threatened, and no proceedings have been instituted or, to the knowledge of the Company, threatened which challenge the rights of the Company or any of its Subsidiaries with respect to such Intellectual Property.

(b) With respect to Intellectual Property that is owned by the Company or its Subsidiaries, all such Intellectual Property is owned free and clear of Liens. All patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service work applications, service mark registrations, and registered copyrights which are owned by the Company or its Subsidiaries are listed in Schedule 4.11(b). All such patents, patent applications, trademarks, trademark registrations, trademark applications, and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 4.11(b), and have been properly maintained and renewed in accordance with all applicable provisions of Law and administrative regulations of the United States and each such jurisdiction.

(c) All licenses or other agreements under which the Company or its Subsidiaries is granted rights in Intellectual Property of any third person are listed in Schedule 4.11(c). All such licenses or other agreements are in full force and effect, there is no default by the Company or any of its Subsidiaries or by any other party thereto. The licensors under said licenses and other agreements have and, at the time of the grant of such licenses or agreements, had all requisite power and authority to grant the rights purported to be conferred thereby. The execution, delivery, and performance of this Agreement and the other Closing Documents by the Company, and the sale, issuance and delivery of the Securities pursuant hereto and pursuant to the Company’s Organizational Documents, will not, with or without the passage of time or giving of notice, impair or otherwise affect the rights of the Company or its Subsidiaries under any such license or agreement.

(d) All licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to others in its Intellectual Property are listed in Schedule 4.11(d). All such licenses or other agreements are in full force and effect, there is no default by the Company or its Subsidiaries or by any other party thereto. The execution, delivery, and performance of this Agreement and the other Closing Documents by the Company, and the sale, issuance and delivery of the Securities pursuant hereto and pursuant to the Company’s Organizational Documents, will not, with or without the passage of time or giving of notice, impair or otherwise affect the rights of the Company or its Subsidiaries under any such license or agreement.

(e) The Company and its Subsidiaries have taken all commercially reasonable measures required to establish and preserve their ownership of all Intellectual Property developed by, or on behalf of, the Company or any of its Subsidiaries. The Company and its Subsidiaries have required all current and former employees and all consultants and independent contractors having access to, or who were involved in the development of, any of the Intellectual Property owned or developed by the Company or any of its Subsidiaries, to execute enforceable agreements that provide valid written assignment of all inventions and developments conceived or created by them in the course of their employment or services, and all such persons are in compliance with such agreements. The Company has no knowledge of any infringement by others of any of its Intellectual Property. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it intends to hire) made prior to their employment by the Company or any of its Subsidiaries. All current and former employees and all consultants and independent contractors hired by the Company or any of its Subsidiaries have agreed to maintain the confidentiality of all confidential and proprietary information of the Company and its Subsidiaries and of any information of third parties received by the Company or any of its Subsidiaries under an obligation of confidentiality.

(f) Neither the Company nor any of its Subsidiaries has infringed, does infringe and, by conducting its respective business as currently conducted or as proposed to be conducted, will infringe or unlawfully or wrongfully use the Intellectual Property of any third person. No proceeding charging the Company or any of its Subsidiaries with infringement of any Intellectual Property of any third person has been filed or, to the Company’s knowledge, is threatened to be filed. There exists no unexpired patent or, to the Company’s knowledge, patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities, or business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted.

(g) Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of the Company or any of its Subsidiaries. Neither the Company, any of its Subsidiaries nor any employee of the Company or any of its Subsidiaries is obligated under any duty or agreement (including any license, confidentiality agreement, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any manner with the use of their best efforts to promote the interests of the Company or its Subsidiaries or that would conflict with the business as now conducted or proposed to be conducted of the Company or any of its Subsidiaries. Each current employee, executive officer and consultant of the Company and its Subsidiaries has executed a proprietary information and assignment of inventions agreement. No employee or consultant is in violation of any proprietary information or assignment of inventions agreement, or in any such similar agreement, with any former employer or contractor, and the carrying on of the Company’s or its Subsidiaries’ businesses and the conduct of the Company’s and its Subsidiaries’ businesses as proposed will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, such agreements.

(h) As used in this Agreement, the term “Intellectual Property” means (i) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know how and other confidential or proprietary information and materials; (ii) trade marks and service marks (whether or not registered), applications for trade marks and service marks, trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by copyright; (iv) source code, object code, data and operating files, user manuals, documentation, flow charts, algorithms, compilers, development tools, maintenance records and other materials related to computer programs; (v) internet web-sites and domain names; and (vi) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in clauses (i) through (v) in any country of the world, including, without limitation, all letters patent, patent applications, provisional patents, design patents, PCT filings and other rights to inventions or designs, all registered and unregistered copyrights in both published and unpublished works, trade secret rights, mask works, moral rights or other literary property or authors rights, rights regarding trademarks and other proprietary indicia, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

4.12 Litigation. There is no litigation, arbitration, mediation or proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or affecting any of their properties or assets or against any officer, director, or key employee of the Company or any of its Subsidiaries in his or her capacity as an officer, director or employee of the Company or any its Subsidiaries, or which may call into question the validity or hinder the enforceability of this Agreement or any other Closing Document or the transactions contemplated hereby and thereby; nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, arbitration, mediation proceeding or investigation might be properly instituted or commenced. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action or suit by the Company or any of its Subsidiaries pending or threatened against others.

4.13 Tax Returns and Payments. The Company and each of its Subsidiaries have filed on a timely basis all tax returns and reports as required by Law. Such tax returns and reports correctly and completely reflect the liability for taxes and all other information required to be reported thereon by the Company and its Subsidiaries. The Company and each of its Subsidiaries have paid all taxes and other assessments due to be paid before the Closing. The Company and each of its Subsidiaries have adequately provided for, in its books of account and related records, liability for all unpaid taxes, being current taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has been advised that any of their returns, federal, state or other, has been or is being audited, or of any deficiency in assessment in its federal, state or other taxes. All taxes and other assessments and levies which the Company or any of its Subsidiaries is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities.

4.14 Employees.

(a) Neither the Company nor any of its Subsidiaries maintains or contributes to any employee benefit plan, pension plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an “Employee Benefit Plan”) other than the Employee Benefit Plans identified in Schedule 4.14. No other corporation, trade, or business exists which would be treated together with the Company or any of its Subsidiaries as a single “employer” under the provisions of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Benefit Plan has been and is currently administered in compliance with its constituent documents and all reporting, disclosure and other requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code and any other Law applicable to such Employee Benefit Plan. There are no unfunded obligations of the Company or any of its Subsidiaries under any retirement, pension, profit-sharing, deferred compensation plan or similar program, and any employee contributions withheld from payroll have been timely and fully contributed to the appropriate Employee Benefit Plan as required under applicable Law. Neither the Company nor any of its Subsidiaries is required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or any applicable labor relations Law. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees (other than continuation coverage, at the maximum applicable premium permitted to be charged by the Company, required under Section 4980B of the Code, or Section 601 of the ERISA).

(b) Schedule 4.14(b) sets forth a list of (a) all members of the management team of the Company and DNP Canada, together with each such person’s position, date of hiring, salary and any other compensation payable to such person (including, without limitation, compensation payable pursuant to bonus, deferred compensation or commission arrangements), and (b) each contract, commitment, arrangement, or understanding, whether oral or written, relating to the employment of, or the performance of services by, any employee, consultant, or independent contractor. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for them to the date hereof or amounts required to be reimbursed to such employees. The Company and each of its Subsidiaries are in compliance with all applicable Laws, agreements, orders, and consent decrees respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any of its

Subsidiaries has any collective bargaining agreements with any of their employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. There are no charges of employment discrimination or unfair labor practices or any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations, pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

(c) No employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or its Subsidiaries because of the nature of the business conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge, the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the contracts with their independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. No employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or its Subsidiaries. To the Company’s knowledge, no executive officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, nor does the Company or its Subsidiaries have a present intention to terminate the employment of any executive officer, key employee or group of employees.

4.15 Compliance with Laws; Authorizations.

(a) The Company and each of its Subsidiaries have complied with each, and are not in violation of, any law, statute, regulation, rule, ordinance or order (“Laws”) to which the Company or any of its Subsidiaries or their businesses, operations, employees, assets or properties are or have been subject. No event has occurred or circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of the Company or any of its Subsidiaries to comply with, any Law. Neither the Company nor any of its Subsidiaries has received notice regarding any violation of, conflict with, or failure to comply with, any Law. The execution, delivery, and performance of this Agreement and the other Closing Documents by the Company, and the sale, issuance and delivery of the Securities pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any Law.

(b) The Company and each of its Subsidiaries owns, holds, possesses or lawfully uses in the operation of their respective business all franchises, licenses, permits and registrations (“Authorizations”) which are required or otherwise necessary for them to conduct their business as currently conducted or as proposed to be conducted or for the ownership and use of the assets owned or used by them in the conduct of their business, free and clear of all Liens. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or the other Closing Documents. All

Authorizations are listed in Schedule 4.15(b). No event has occurred or circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of the Company or any of its Subsidiaries to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any Authorization. Neither the Company nor any of its Subsidiaries has received notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any Authorization. Neither the Company nor any of its Subsidiaries is in default or has received notice of any claim of default, with respect to any Authorization.

4.16 Environmental.

(a) The Company and each of its Subsidiaries have obtained, and are in compliance with, all Authorizations required by any Law relating to the protection of human health and the environment (“Environmental Laws”). All such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or the other Closing Documents. The Company and each of its Subsidiaries have been, and are currently, in compliance with all Environmental Laws. Nether the Company nor any of its Subsidiaries has received any notice alleging that they are not in such compliance with Environmental Laws.

(b) There are no past, pending or, to the Company’s knowledge, threatened actions against or affecting the Company or any of its Subsidiaries under any Environmental Law, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any such action against the Company or any of its Subsidiaries.

(c) There has been no treatment, storage, disposal or release of any hazardous substance at, from, into, on or under any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries. No hazardous substances are present in, on, about or migrating to or from any such real property that could be expected to give rise to an action under Environmental Law against the Company or any of its Subsidiaries.

(d) The Company has provided to the Purchasers true and complete copies of, or access to, all written environmental assessments, materials, reports, data, analyses and compliance audits that have been prepared by or on behalf of the Company or any of its Subsidiaries.

4.17 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5.2 hereof, the offer, sale, issuance and delivery of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.

4.18 Insurance. The Company and each of its Subsidiaries has fire, casualty, product liability, and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Company and its Subsidiaries may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar businesses as the Company and its Subsidiaries. There is no default by the Company or any of its Subsidiaries, or to the knowledge of the Company, by any insurance carrier of such policies, or event which could give rise to a default under any such policy.

4.19 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto, and the certificates and statements executed or delivered in connection herewith, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions, or facts or information which have not been disclosed herein or in a schedule hereto which have or could reasonably be expected to adversely affect the financial condition, business, results of operations or prospects of the Company or any of its Subsidiaries in any material manner.

5. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company that the statements contained in this Section 5 are true and correct.

5.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Closing Documents and to carry out their provisions. All action on Purchaser’s part required for the execution and delivery of this Agreement and the other Closing Documents has been taken. Upon its execution and delivery, this Agreement and the other Closing Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

5.2 Investment Representations. Purchaser is purchasing the Securities for its own account, for investment purposes only and has no current arrangements or understandings for the resale or distribution to others and will only resell such Securities or any part thereof pursuant to a registration or an available exemption under applicable Law. Purchaser acknowledges that the offer and sale of the Securities have not been registered under the Securities Act or the securities Laws of any state or other jurisdiction, and that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state Laws or an exemption from such registration is available. Purchaser understands and agrees that the Securities will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable Law or by the Company’s Organizational Documents, as the same may be amended from time to time, or by any agreement between the Company and Purchaser:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

6. Additional Covenants of the Company. The Company hereby covenants that, so long as any obligation of the Company under the Closing Documents is outstanding, the Company shall comply with the following affirmative covenants:

6.1 Information; Inspection Rights.

(a) Information. The Company shall deliver to the Purchaser the following:

(i) Material Threat. Within fifteen (15) days after the Company or any of its Subsidiaries obtains knowledge of the commencement or written threat of commencement of any material litigation or proceeding against the Company or any of its Subsidiaries or their respective assets, written notice by the Company of the nature and extent of such litigation or proceeding.

(ii) Default. Within ten (10) days after the occurrence of any material adverse development, furnish the Purchaser with a detailed written notice of such event.

(iii) Stockholder Notices and Consents. Promptly, all notices for and minutes of meetings of the stockholders or directors of the Company or any of its Subsidiaries, and all written consents taken by the stockholders or directors of the Company or any of its Subsidiaries.

(iv) BioAmber. Promptly, all notices received by the Company in its capacity as a shareholder of BioAmber or otherwise pursuant to the BioAmber Master Agreement.

(v) Material Developments. Within ten (10) days after the occurrence thereof, written notice of all material developments and transactions outside of the ordinary course of business or might have a significant effect on the results of operations, financial condition, business, or prospects of the Company or any of its Subsidiaries or on the Purchaser’s interest in the Securities.

(vi) Additional Information. From time to time, and promptly, such additional information and financial data regarding results of operations, financial condition, business, affairs or prospects of the Company or any of its Subsidiaries, which the Purchaser may reasonably request, including, without limitation, a list of stockholders and other security holders, showing the authorized and outstanding shares by class (including the common stock equivalents of any convertible security), the holdings of each stockholder (both before giving effect to dilution and on a fully-diluted basis) and the holdings of each person that holds options, warrants or convertible securities (both before giving effect to dilution and on a fully diluted basis).

(b) Inspection Rights. At such reasonable times and as often as may be reasonably requested, the Purchaser, or any authorized representative thereof, shall have the right to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine its corporate and financial records (and make copies thereof or extracts therefrom), (iii) discuss the business, affairs, finances and accounts of the Company and its Subsidiaries with its officers, directors and, through the President or the Chief Financial Officer of the Company, its key employees and accountants, and (iv) review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested. The Purchaser agrees to exercise such rights in a manner so as not to disrupt unreasonably the Company’s ordinary course of business activities and to maintain, and to use its best efforts to cause its representatives to maintain, the confidentiality of any information so obtained by it.

6.2 Maintenance of Properties; Books and Records. The Company and each of its Subsidiaries shall keep their properties in good repair, working order and condition, and from time to time will make all necessary and appropriate repairs, replacements, additions and improvements thereto, so that the business carried on by them will be conducted at all times in accordance with prudent business management. The Company and each of its Subsidiaries shall make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of the financial statements required herein and to maintain accountability for assets; and (c) access to assets is permitted only in accordance with management’s general or specific instructions and recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

6.3 Other Insurance. The Company and each of its Subsidiaries shall maintain insurance against such risks and in at least such amounts as is customarily carried by companies of established reputations engaged in the same or a similar business, under valid and enforceable policies issued by insurers of recognized responsibility.

6.4 Contracts and Agreements. The Company and each of its Subsidiaries shall comply in all material respects with the provisions of all contracts, indentures, instruments and agreements to which it is a party or by which its properties are bound, and with all other obligations which it incurs or to which it becomes subject.

6.5 Taxes. The Company and each of its subsidiaries shall pay and discharge when payable all federal, state, local, and foreign taxes, assessments, penalties, interest and governmental charges which become payable by it or which shall be imposed upon its properties, and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its properties; provided, however, that the Company and its Subsidiaries may in good faith contest any tax, assessment, penalty, or charge, provided that such contest is asserted in accordance with applicable procedures.

6.6 Compliance with Laws. The Company and each of its Subsidiaries shall comply with all laws, rules and regulations of all governmental authorities and agencies applicable to it, its business or its properties.

6.7 D&O Insurance. The Company and each of its Subsidiaries shall maintain directors’ and officers’ insurance in form and substance reasonably satisfactory to Purchaser.

6.8 Appointment of Director. Upon the request of the Purchaser, the Company will appoint an individual designated by the Purchaser (“Designated Director”) to serve as a director of the Company’s Board of Directors (the “Board”), and, if necessary, will expand the size of the Board to accommodate such new member. Such new member shall participate in the affairs of the Company as a director pursuant to the powers granted in the Company’s Organizational Documents.

6.9 Satisfaction of Closing Conditions. The Company shall use its reasonable best efforts to satisfy all of the closing conditions set forth in Section 7.

7. Conditions to Obligation of the Purchaser to Close. The obligations of the Purchaser to purchase the Securities at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions unless waived in writing:

7.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except that where a representation or warranty is by its terms qualified by materiality, the representation or warranty, as so qualified, shall be true and correct in all respects).

7.2 Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

7.3 Absence of Material Adverse Effect.

(a) Since the date of this Agreement, no event, change, effect or development shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect (as defined below).

(b) For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, assets, or prospects of the Company or its Subsidiaries, or (b) the ability of the Company to perform its obligations under this Agreement and the Closing Documents and to consummate the transactions contemplated hereby and thereby.

7.4 Certificate. The Chief Executive Officer of the Company, in his capacity as such and not in his individual capacity, shall deliver to the Purchaser a certificate certifying that each of the conditions set forth in Sections 7.1, 7.2 and 7.3 has been satisfied. The delivery of such certificate to the Purchaser shall be deemed to constitute the satisfaction of such conditions.

7.5 Co-Investors.

(a) Each of the investors listed on Annex A hereto (each an “Investor” and collectively, the “Investors”) shall have (a) executed and delivered (i) a stock purchase agreement in substantially the same form as this Agreement providing for the purchase of such number of shares of Common Stock as is set forth adjacent to such Investor’s name on Annex A hereto (such shares, the “Other Investor Shares”, (ii) except for SVIC No. 16 New Technology Business Investment L.L.P. (“Samsung”), the Escrow Agreement, and (iii) the Shareholders Agreement, and (b) delivered the purchase price for such Other Investor Shares to the escrow agent named in the Escrow Agreement.

(b) Samsung and the Company shall have executed and delivered the letter agreement attached hereto as Exhibit C.

7.6 Termination by the Purchaser for Failure of Closing Conditions. This Agreement may be terminated by the Purchaser in the event that all of the conditions set forth in this Section 7 (other than this Section 7.6) do not occur on or before October 23, 2009 and, upon such termination by the Purchaser, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of the Purchaser or its respective officers, directors, stockholders or affiliates.

8. Miscellaneous.

8.1 Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts of Law or choice of Law that would cause the substantive Laws of any other jurisdiction to apply. The Company irrevocably submits and consents to the jurisdiction of any Delaware state court or federal court sitting in Delaware over any action or proceeding arising out of or relating to this Agreement or the other Closing Documents, and the Company hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.

8.2 Survival; Indemnification of Purchaser.

(a) The representations, warranties, certifications, covenants and agreements made in this Agreement or any other Closing Document shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby and thereby.

(b) The Company hereby agrees to hold harmless and indemnify the Purchaser, the Purchaser’ direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, executive officers, directors, employees, stockholders, agents and representatives (collectively, referred to as the “Purchaser Indemnitees”) against any and all damages, liabilities, losses (including, without limitation, losses due to diminution in the value of the Securities), costs and expenses (including attorneys’ fees and expenses), whether or not arising out of third-party claims, based upon, or arising out of, or relating to: (i) any inaccuracy in, or any breach by the Company of, any representation, warranty, certification or other statement contained in this Agreement or any other Closing Document, (ii) any breach of any covenant or agreement contained in this Agreement or any other Closing Document or (iii) any threatened, pending or completed action, suit, claim or proceeding (“Action”) arising out of or resulting from the any request, demand or other recourse of any shareholder of DNP, or any shareholder of the Company arising out of or based upon any event that occurred prior to or in connection with the spin-off of the Company by DNP, (iv) any debt, liability or obligation (whether direct or indirect, absolute or contingent, due or to become due) or any Action relating thereto, regardless of when made or asserted, claimed against, attributed to or satisfied by the Company or any of its Subsidiaries that arises out of or is based upon the operations or acts of DNP or any of its direct or indirect subsidiaries or any entity controlled by or under common control with DNP (including, without limitation, the Company prior to the spin-off of the Company by DNP), or (v), any tax imposed on the Company (A) with respect to a taxable period or portion thereof ending on or before the Closing Date, (B) as a transferee or successor, by contract or pursuant to any law, to the extent that the liability for such tax relates to transactions or events that occurred on or prior to prior to the Closing, and (C) as a result of the Company being, on or prior to the Closing, a member of an affiliated, combined, consolidated, unitary or similar group pursuant to section 1.1502-6 of the Treasury Regulations (or any other similar provision of state, local or foreign Law), including but not limited to any taxes associated with the spin-off the Company by DNP (collectively, the “Indemnifiable Claims”).

(c) The Company shall reimburse, promptly following request therefor, all expenses incurred by a Purchaser Indemnitee in connection with any Indemnifiable Claim, including, without limitation, any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, any Indemnifiable Claim.

(d) The rights to indemnification set forth in this Section 8.2 are in addition to, and not in limitation of, all rights and remedies to which the Purchaser may have in equity, including the right to seek specific performance, rescission or restitution, none of which such rights or remedies shall be affected or diminished by this Section 8.2. All remedies, either under this Agreement or any other Closing Document, the Company’s Organizational Documents or otherwise afforded to any party, shall be cumulative and not alternative.

8.3 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon the Company and the Purchaser, and their respective successors and assigns.

8.4 Entire Agreement. This Agreement and the Closing Documents constitute the entire agreement among the parties relative to the specific subject matter hereof and thereof.

8.5 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered by facsimile, receipt confirmed, (ii) on the following business day, if delivered by a reputable nationwide overnight courier service guaranteeing next business day delivery; provided that, notices and other communications sent from or delivered outside of the United States of

America shall be sent by a reputable international express courier service and shall be deemed to have been duly given upon delivery to the recipient, and (iii) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid; provided that, notices and other communications sent from or delivered outside of the United States of America by certified or registered mail, return receipt requested, postage prepaid shall be deemed to have been duly given upon delivery to the recipient, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

If to the Company, to it at the following address:

DNP Green Technology, Inc.

1250, Rene-Levesque Boulevard West, Suite 4110

Montreal, Quebec, Canada

H3B 4W8

Attention: Mr. Jean-François Huc, President & CEO

Facsimile: ***

with a copy (which shall not constitute notice) to:

Boivin Desbiens Senécal, g.p.

***

If to the Purchaser, to it at the following address:

MCVP Technology Fund I, LLC

c/o Mitsui & Co. Venture Partners, Inc., its manager

200 Park Avenue

New York, New York, 10166

United States of America

Attention: Mr. Taro Inaba, President & CEO

Facsimile: ***

8.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8.7 Broker’s Fees. Except for cash payments of up to US$470,000 and for the issuance of up to 1,891 warrants substantially in the form to Warrant No. W2-2009-1 issued by the Company to FCPR Sofinnova Capital VI, a French fonds commun de placement á risques, on June 22, 2009, each of them allowing its holder to purchase one (1) share of Common Stock of the Company at a price of US$201 for a period of five (5) years following the Closing Date, such cash payments and warrants to be respectively paid and issued following the Closing, each party represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. The Company agrees to indemnify the Purchaser against any fee or commission payable by such Purchaser for which the Company is responsible, and the Purchaser agrees to indemnify the Company against any fee or commission payable by the Company for which the Purchaser is responsible.

8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement may be made by means of a facsimile machine or as an attachment in “pdf” or similar format to an electronic mail message.

8.9 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

8.10 No Assignment. Neither this Agreement, nor any rights or obligations hereunder, may be assigned or delegated, as the case may be, by either party without the prior written consent of the other party.

8.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

DNP GREEN TECHNOLOGY, INC.

By:	/s/ Jean-François Huc
Name:	Jean-François Huc
Title:	President & CEO

MCVP Technology Fund I, LLC, by Mitsui & Co. Venture Partners, Inc., its manager

By:	/s/ Taro Inaba
Name:	Taro Inaba
Title:	President & CEO

[Stock Purchase Agreement]

ANNEX A

INVESTORS

List of Investors	Number of Securities	Purchase Price
FCPR Sofinnova Capital VI	39,801	US$	8,000,001

MCVP Technology Fund I, LLC	9,950	US$	1,999,950

SVIC No. 16 New Technology Business Investment L.L.P.	4,976	US$	1,000,176

Cliffton Equities Inc.	2,488	US$	500,088

CJA Pan-Pacific Rainbow No1 Investment Partnership	2,487	US$	499,887

TOTAL	59,702	US$	12,000,102